SETTLEMENT AGREEMENT ASSIGNMENT

THIS SETTLEMENT AGREEMENT ASSIGNMENT DATED **August 22, 2022**

BY AND AMONG:

Phase I Operations, Inc., a New York corporation, with a business address % Paul A. Rachmuth, Esq. 265 Sunrise Highway, Ste. 1515 Rockville Centre, New York 11570 (the "Assignee");

Top Knot, Inc. (USA), located at 1275 Fairhills Dr. Ossining, NY 10562 (the "Assignor");

VG Life Sciences, Inc., a publicly traded corporation under the ticker symbol OTC:VGLS organized under the laws of the state of Delaware, with an office located at: 447 Broadway 2nd Floor, Unit 103 New York, NY 10013 (the "Debtor");

WHEREAS:

A. The Assignor is currently a Holder of a Court Ordered 3(a)10 Settlement Agreement (the "Settlement") dated **10/26/2020**, for the Principal Sum of One Million One Hundred Sixty-one Thousand Seven Hundred Eighteen Dollars and Thirty-eight Cents (**$1,161,718.38**), and a remaining balance of **Nineteen Thousand One Hundred Thirty-seven Dollars and Eighty-nine Cents** (**$19,137.89**) of debt as of **August 22, 2022** of the Debtor, consisting of **$19,137.89** in Principal Settlement Amount and 2,000,000 Settlement Shares (the "Debt"), evidenced by the Court Order (the "Order"), a copy of which is attached hereto as Exhibit A.

B. The Assignor owes certain monetary obligations to *Original Debt Holders*, as the original holder of the debts that are the subject of the Settlement (the "Assignor Obligations") which are to be paid over time. Certain of the Assignor Obligations have matured and been paid by the Assignor (the "Matured Assignor Obligations") and certain of the Assignor Obligations have not yet matured and have not been paid by the Assignor (the "Unmatured Assignor Obligations").

C. The Assignor wishes to sell, grant, assign, and transfer the Settlement, rights to the Debt and the Assignor Obligations to Assignee, and Assignee wishes to purchase the Settlement and rights to the Debt and assume the Assigned Obligations upon the terms and conditions set forth in this agreement (the "Agreement").

NOW, THEREFORE, THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual promises, covenants, conditions, representations and warranties hereinafter contained, the parties to this agreement (the "Parties"), intending to be legally bound, agree as follows:

1. Sale and Transfer of the Settlement. Upon the execution of this Agreement (the "Closing") and subject to the terms and conditions of this Agreement, the Assignor shall sell, grant, assign, convey and deliver to the Assignee, and the Assignee shall purchase and accept from the Assignor, the Settlement and the rights to the Debt for the purchase price specified in Section 2 below. The Settlement and Debt shall be subject to the terms of the Settlement Agreement & Court Order, except such terms that are amended by this Agreement.

2. Purchase Price. In exchange for the assignment of the Debt, the Assignee shall pay the Unmatured Assignor Obligations when due.

3. Delivery of Note. At the Closing, the Assignor shall deliver to the Assignee the Court Order and one or more notes representing the Debt.

4. Representations, Warranties and Covenants Of The Assignor

4.1 The Assignor represents, warrants and covenants to the Assignee that:

(a) Authority. The Assignor has all necessary power and authority to execute, deliver and perform this Agreement and to consummate the transactions provided for herein. This Agreement has been duly authorized, executed and delivered by the Assignor and constitutes a valid and binding obligation of the Assignor enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by the Assignor does not and will not violate any provision of any law, regulation or order, or conflict with or result in the breach of, or constitute a default under, any material agreement or instrument to which the Sellers are a party or by which the Sellers may be bound or affected.

(b) Title. The Assignor has good and marketable title to the Settlement and Debt free and clear of all liens and encumbrances, and has the ability to freely transfer the Settlement and Debt.

(c) Duly Endorsed. Assignor hereby represents and warrants to the Assignee that certificates representing the Debt will be duly endorsed upon their transfer to the Assignee.

(d) No Prepayment. The Debt has not been prepaid in full or in part, and the full amount of the Debt is due and owing by the Debtor to the Assignors. The Debtor has been given notice of this Assignment by the Assignors.

(e) Payment of Matured Assignor Obligations. The Assignor has paid all Matured Assignor Obligations as and when they have become due and only the Unmatured Assignor Obligations are due relating to the Note.

4.2 The representations, warranties and covenants contained in Section 4.1 are provided for the exclusive benefit of the Assignee and a breach of any one or more thereof may be waived by the Assignee in whole or in part at any time without prejudice to its rights in respect to any other breach of the same or any other representation or warranty or covenant. Any representations, warranties and covenants contained in Article 4 will survive the signing of this Agreement.

5. Consent of Debtor.

5.1 The Debtor agrees and consents to the assignment of the Settlement and rights to the Debt to the Assignee by the Assignor.

5.2 The Debtor represents, warrants and covenants to the Assignee that:

(a) The full amount of the Debt is due and owing at the time of this Agreement, and

(b) The Debt has not been prepaid in full or in part.

5.3 The Debtor agrees and acknowledges that the Assignee is entitled to make demand for payment pursuant to the terms of the Settlement and this Agreement at any time for full or partial payment of the full amount of the Debt.

6. Authorizations. Each of the Parties represent and warrant that each has the proper authorization and power to enter into this Agreement and effect the actions required therein, including, but not limited to, necessary board resolutions or other approvals, as required.

7. Indemnification. Each Party shall indemnify hold harmless the other and their owners, officers, directors, employees, agents and assigns for any damage or harm, including

reasonable legal fees, relating to any claim or cause of action commenced or threatened relating to any breach of any term of this Agreement.

8. Entire Agreement. This Agreement constitutes the complete understanding between the Parties with respect to the subject matter hereof, and no alteration, amendment or modification of any of the terms and provisions hereof shall be valid unless made pursuant to an instrument in writing signed by each Party.

9. Fees and Costs. The Parties shall each bear their own fees and costs incurred in connection with this Agreement.

10. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, personal representatives, executors, successors and assigns.

11. Governing Law. This Agreement has been made in and shall be construed and enforced in accordance with the laws of the State of New York.

12. Survival. All representations, warranties and indemnifications made by the Sellers and the Buyer shall survive the Closing.

1. Jurisdiction and Venue. The Parties irrevocably consent to the exclusive jurisdiction and venue of the state and federal courts located in New York County, New York for any claim or controversy arising out of or relating to the interpretation, application or enforcement of any provision of this Agreement.

13. Construction and Severability. In the event any provision in this Agreement shall, for any reason, be held to be invalid or unenforceable, this Agreement shall be construed as though it did not contain such invalid or unenforceable provision, and the rights and obligations of the Parties hereto shall continue in full force and effect and shall be construed and enforced in accordance with the remaining provisions hereof.

14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as an original signed copy of this Agreement.

15. Paragraph Headings. The paragraph headings contained in this Agreement are for convenience only and shall not affect in any manner the meaning or interpretation of this Agreement.

16. Rule of Construction Relating to Ambiguities. All Parties acknowledge that they have each carefully read and reviewed this Agreement with their respective counsel and/or other representative, and therefore, agree that the rule of construction that ambiguities shall be construed against the drafter of the document shall not be applicable.

[The Remainder of this page intentionally left blank]

[Signature Page to Assignment of Debt Agreement]

IN WITNESS WHEREOF this agreement was signed by the parties hereto as of the day and year first above written.

ASSIGNEE:

Phase I Operations, Inc.

By:____________________
Name: Paul Rachmuth
Title: President

ASSIGNORS:
TOP KNOT, INC. USA

By:____________________
Name: John Kellas
Title:

ASSIGNORS:

By:____________________
Name:
Title:

DEBTOR:

VG Life Sciences, Inc.

By:____________________
Name: Paul Strickland
Title: Director

Exhibit A

Settlement Agreement & Court Order

[Insert “Settlement Agreement & Court Order”]

SETTLEMENT AGREEMENT AND STIPULATION

THIS SETTLEMENT AGREEMENT and STIPULATION dated as of October 8, 2020 by and between VG Life Sciences Inc. (VGLS or the “Company”), a publicly-traded corporation formed under the laws of the State of Delaware, and Top Knot Inc. USA a New York Corporation ("TOP").

BACKGROUND:

WHEREAS, TOP maintains bona fide outstanding claims against the Company in the principal amount of $1,161,718.38 (U.S.) plus interest; and

WHEREAS, these liabilities are past due; and

WHEREAS, TOP owns these claims and desires to reach a settlement agreement with the company, and

WHEREAS, TOP and VGLS desire to resolve, settle, and compromise among other things the liabilities as more particularly set forth on Exhibit A annexed hereto (hereinafter collectively referred to as the "Claims").

NOW, THEREFORE, the parties hereto agree as follows:

1. TOP’s ($1,161,718.38) one million one hundred sixty-one thousand seven hundred eighteen dollar and 38 cents in claims arise as a result of it acquiring rights to corporate debt originally owed to the Robert Haas who served as manager and Chief Executive Officer of the Company and had not been repaid. The Company terminated Mr. Haas prior to the expiration of the agreement thereby triggering a severance penalty. Haas and the Company had reduced those claims to the amount contained herein and Haas issued the Company an Invoice.

2. TOP’s assignor provided the consideration required of him under the written Executive agreement.

3. The parties both desire to see the Company continue to exist rather than file bankruptcy.

4. In consideration of the Company agreeing to enter into an agreement with a third-party entity to settle TOP' debt through the use of the 3a(10) exemption under the Securities Act of 1933, TOP agrees to refrain from obtaining further judgments or force the company into involuntary bankruptcy.

5. The Company shall cause its transfer agent to reserve a sufficient number of shares of stock in order to accomplish the third-party 3 a(10).

6. TOP is not and within the past ninety (90) days has not been directly or indirectly through one or more intermediaries in control, controlled by, or under common control with, the Company and is not an affiliate or underwriter of the Company as defined in Rule 144 promulgated under the Act;

7. In addition to the principle stated above, TOP is entitled to $296,670.40 in interest accrued under the notes.

8. In addition, TOP is entitled to (5,000,000) five million shares of unrestricted common stock to cover legal costs and expenses incurred with this transaction (settlement shares). The total amount of the consented to judgment shall be ($1,161,718.38). The parties agree that the company's transfer agent shall issue free-trading common shares to TOP, post judgment, as settlement of the debt described herein, at a conversion rate of 50% of the average closing price of the company for the 10 prior trading days prior to any issuance notice issued by TOP. All issuance notices and subsequent tranches of stock shall be for less than 9.9% of the company's Issued and Outstanding at the time of the issuance notice.

9. <u>Ownership and Authority.</u> Company and TOP represent and warrant that they have not sold, assigned, transferred, conveyed or otherwise disposed of any or all of any claim, demand, right, or cause of action, relating to any matter which is covered by this Agreement, that each is the sole owner of such claim, demand, right or cause of action, and each has the power and authority and has been duly authorized to enter into and perform this Agreement and that this Agreement is the binding obligation of each, enforceable in accordance with its terms.

10. <u>No Admission.</u> This Agreement is contractual and it has been entered into in

order to compromise disputed claims and to avoid the uncertainty and expense of the litigation. This Agreement and each of its provisions in any orders of the Court relating to it shall not be offered or received in evidence in any action, proceeding or otherwise used as an admission or concession as to the merits of the Action or the liability of any nature on the part of any of the parties hereto except to enforce its terms.

11. Binding Nature. This Agreement shall be binding on all parties executing this Agreement and their respective successors, assigns and heirs.

12. Authority to Bind. Each party to this Agreement represents and warrants that the execution, delivery and performance of this Agreement and the consummation of the transactions provided in this Agreement have been duly authorized by all necessary action of the respective entity and that the person executing this Agreement on its behalf has the full capacity to bind that entity. Each party further represents and warrants that it has been represented by independent counsel of its choice in connection with the negotiation and execution of this Agreement, and that counsel has reviewed this Agreement.

13. Choice of Law, Etc. Notwithstanding the place where this Agreement may be executed by either of the parties, or any other factor, all terms and provisions hereof shall be governed by and construed in accordance with the laws of the State of Florida, applicable to agreements made and to be fully performed in that State and without regard to the principles of conflicts of laws thereof. Any action brought to enforce, or otherwise arising out of this Agreement shall be brought only in State Court sitting in Polk County, Florida.

14. Inconsistency. In the event of any inconsistency between the terms of this Agreement and any other document executed in connection herewith, the terms of this Agreement shall control to the extent necessary to resolve such inconsistency.

15. Severability. Should any term, provision or language of or in this agreement be deemed unenforceable or stricken by any court of competent jurisdiction, all remaining terms, provision and language shall remain in force and effect and be binding upon the parties.

16. <u>Survivability.</u> This agreement, and its terms and provisions bind the parties until terminated or completed and survives the death, incapacity, dissolution, reorganization or bankruptcy by either party.

17. <u>Attorney's Fees</u>. Should either party be forced to take legal action in order to enforce this agreement, the prevailing party in that legal action shall be entitled to reimbursement of its attorney's fees and costs incurred in connection with said legal action.

IN WITNESS WHEREOF, the parties have duly executed this Settlement Agreement and Stipulation as of the date first indicated above.

VG Life Sciences, Inc.

By: ______________________________

Paul Strickland

Its: Acting CEO

Top Knot Inc. USA

By: ______________________________

(Print name) John Kellas

EXHIBIT "A"

IN THE CIRCUIT COURT OF THE TENTH JUDICIAL CIRCUIT,
IN AND FOR POLK COUNTY, FLORIDA
CIVIL DIVISION

IN THE CIRCUIT COURT OF THE TENTH JUDICIAL CIRCUIT,
IN AND FOR POLK COUNTY, FLORIDA
CIVIL DIVISION

TOP KNOT INC USA
a Florida corporation
Plaintiff **Case No. 20-CA-002881**
Div

vs.

VG LIFE SCIENCES, INC.
a foreign corporation
Defendant.
___________________________________/

ORDER ON FAIRNESS DETERMINATION AND APPROVING SETTLEMENT AGREEMENT AND STIPILATION FOR DISMISSAL

THIS CAUSE came before the Court on a telephonic hearing on the 26th day of October, 2020 on the Plaintiff's stipulated to "Motion for Fairness Hearing and Approving Settlement ad Dismissing Case. This court, having reviewed the party's pleadings, exhibits, Settlement Agreement and Stipulation for Dismissal attached thereto, having heard the representations and arguments of counsel, and otherwise being fully advised in the premises, it is ORDERED, ADJUDGED and DECLARED that

A. A hearing upon the fairness of the terms and conditions of the Settlement Agreement and Stipulation (hereafter "the Settlement") attached to the parties Motion for Order Approving Settlement and Dismissing Case was conducted on the date of this Order, in accordance with Section 3(a) (10) of the U.S. Securities Act of 1933 (15 U.S.C. SEC 77c (a) (10) and Rule 69W-500.014, F.A.C. No objection to the settlement agreement nor the proposed order was made by any party or persons.

B. Plaintiff owns bona fide claims (Claims) against defendant in the aggregate amount of

(**$1,161,718.38**) one million one hundred sixty-one thousand seven hundred eighteen dollars and thirty-eight cents) plus costs and legal fees, for which Plaintiff shall recover as per the parties' settlement agreement.

Defendant has not paid the amounts due on the claims. Plaintiff filed the above-captioned collection action, which the parties now seek to settle their dispute in a manner that results in the retirement of debt off the books of the original debtor and provides unrestricted stock to the Plaintiff for the agreed-upon amount of(**$1,161,718.38**) one million one hundred sixty-one thousand seven hundred eighteen dollars and thirty-eight cents, the Defendant shall issue and deliver to the Plaintiff, in one or more tranches of less than 10% of the issuer's then outstanding issued and outstanding, as necessary, sufficient amounts of unrestricted free-trading shares of Defendant's common stock until the agreed upon settlement amount is satisfied, pursuant to Section 3(a)(10) of the Securities Act of 1933 (the settlement shares), plus an additional (2,000,000) two million shares of free-trading common stock to cover certain legal expenses incurred by Plaintiff during the Settlement process. Plaintiff filed documentary evidence as to validity of the debts attached to its Complaint, its ownership rights therein and proof that the defendant agrees that this settlement is in its own best interests in retiring said debt, in the form of a Board Resolution and sworn affidavit of Defendant's CEO.

C. All persons to whom it is proposed to issue securities in exchange for securities pursuant to the settlement had the right appear, no impediment to their right to appear was found, and they were duly served with notice to this hearing for the entry of an Order Determining the fairness of the terms and conditions of the Settlement. Plaintiff filed a public notice of this hearing on the Polk County Clerk's public docket in excess of ten days from this hearing containing the open telephonic lien and time for call-in.

D. Defendant filed an Answer to the Complaint admitting all of the allegations, asserting as an affirmative defense that the parties had entered into the Settlement, and both parties' attorneys of record executed the subject Joint Motion wherein they agreed to submit a proposed Agreed Order to the Court approving the settlement pursuant to Section 3 (a)(10) of the U.S. Securities Act of 1933 (15 U.SC. 77c(a)(10)) BS RULE 69w-500.014, F.A.C.

E. The settlement was reviewed by the Defendant's Board of Directors. Defendant provided evidence that it is in the best interests of the corporation to retire the debt itemized in the complaint by using its common stock pursuant to the 1933 Securities Act's 3 (a)(10) exemption. Having considered the fairness of the terms and conditions of the issuance of securities and exchange for debt set forth in the Settlement, the Court finds that the issuance and exchange of securities for debt set forth in the securities registration requirements of chapter 517, Florida Statues is fair and equitable.

G. Plaintiff has agreed to the Settlement and believes that is sufficiently fair such that Plaintiff is willing to enter into Settlement. Defendant's board of directors has considered the Settlement and has resolved that its terms and conditions are fair to, and in the best interest of, Defendant's stockholders. The terms and conditions are fair to, and in the best interests of, Defendant and its stockholders. The terms and conditions of the Settlement are, and will be fair to and in the best interest of all of the parties.

H. As contemplated by Section 39(a)(10) of the Securities Act and Rule 69W-500.014, F.A.C., Plaintiffs have "claims" against Defendant.

I. This court finds that the terms of the settlement agreement are fair to the parties. Plaintiff is entitled to recover and judgment is entered in its favor for the amount of ($**1,161,718.38**) one million one hundred sixty-one thousand seven hundred eighteen dollars and thirty-eight cents plus two million shares of free-trading common stock against the Defendant. The securities of the defendants which are to be issued to Plaintiff in exchange for Claims Plaintiff has against Defendant shall be issued in accordance with the Settlement which is in accordance with Section 39(a)(10) of the Securities Act and Rule 69W-500.014 F.A.C. And shall be freely traceable and unrestricted. No issuance to be made to Plaintiff pursuant to this Order shall exceed 9.9% of the total issued and outstanding of the Defendant. No monetary proceeds realized by the Plaintiff, if any, shall be remitted to Defendant as part of this litigation. The Plaintiff is not now nor has for the past 90 days been an affiliate, insider, underwriter or control person of the Defendant. This litigation is not part of any public offering on the part of the Defendant issuer.

J. Pursuant to the Settlement, this action is dismissed without prejudice, and the Court shall retain jurisdiction to enforce the terms of the settlement.

DONE AND ORDERED in Chambers in Polk County, Florida on the 26th day of October, 2020.

Honorable Catherine L. Combee
Circuit Court Judge

Copies to: Mark E. Pena Esq., Alex R. Stavrou Esq.

NON-AFFILIATE LETTER

August 22, 2022

RE: **VG Life Sciences, Inc. ("Company") and Phase I Operations, Inc. ("Assignee")**

To Whom It May Concern:

This letter is to confirm to you that **Phase I Operations, Inc.** is not now and has not been during the preceding 90 days, an officer, director, 4.99% or more shareholder of the Company, or in any other way an "affiliate" of the Company (as that term is defined in Rule 144(a)(l) of the Securities Act of 1933). This representation includes any conversion or exchange rights to equity in the Company, if any, that Assignee owns or did own during the preceding 90 days, and that the exercise of same, will not cause Assignee to become an "affiliate" of the Company.

Sincerely,

Phase I Operations, Inc.

____

Name: Paul Rachmuth
Title: President

DEBT ACKNOWLEDGEMENT CERTIFICATION

August 22, 2022

With respect to the Settlement Agreement & Court Order, dated **10/08/2020 & 10/26/2020** respectively, attached hereto as Exhibit A (the "Settlement Agreement & Court Order"), the undersigned Executive Officer of **VG Life Sciences, Inc.**, familiar with the financial records of said company, hereby certifies and acknowledges under pain of perjury that the present balance owed to **Assignor** ("Creditor"), by **VG Life Sciences, Inc.** is in the amount of **$19,137.89** ("Note balance") as of **August 22, 2022**. The remaining balance after the **August 22, 2022** assignment of **$19,137.89** will be $00.00 and that said debt has been owed for more than 6 months.

DEBTOR

VG Life Sciences, Inc.

By: Paul Strickland
Name: Paul Strickland
Title: Director

NOTICE TO DEBTOR OF ASSIGNMENT OF DEBT

August 22, 2022

To: **VG Life Sciences, Inc.** (the "Company")

Re: Transfer of Settlement Agreement & Court Order owned by **Top Knot, Inc.**

You are hereby notified that on the date hereof, **Top Knot, Inc. (USA)** (Creditor/Assignor) sold and transferred to the undersigned all rights to **$19,137.89** of the **Settlement Agreement & Court Order** attached hereto as Exhibit A (the "Settlement Agreement & Court Order"). The Settlement Agreement & Court Order currently has an outstanding balance of **$19,137.89** as of **August 22, 2022**. The remaining balance of debt in the Company held by **Creditor** after the aforementioned assignment of **$19,137.89** will be $00.00.

ASSIGNEE:

Phase I Operations, Inc.

By: ____________________

Name: Paul Rachmuth

Title: President

VG Life Sciences, Inc. (the "Company")

<u>Non-Shell Certification</u>

August 22, 2022

The undersigned, being the Director of **VG Life Sciences, Inc.** (the "Company"), on behalf of the Company and with the aim of securing a legal opinion ("Opinion") for the Shareholder regarding, inter alia, its status as not being a "shell company" hereby certify that the Company has had continuing operations from the original date of incorporation to the present and that it is not now and has never been a "shell company' within the definition of the term "shell company" as promulgated by the Securities and Exchange Commission. We further understand and acknowledge that it is impossible for an independent third party to make an independent inquiry of the Company's ongoing status as certified in this certificate. As such, we authorize **Phase I Operations, Inc.** and each of its owners, employees, agents and affiliates to rely exclusively on the foregoing representation for the purpose entering into this transaction. Further, on behalf of the Company and its officers and directors, we hereby agree to indemnify and hold **Phase I Operations, Inc.** and each of its owners, employees, agents and affiliates harmless from and against any and all claims, costs, expenses, losses or liabilities resulting from any action or threatened action arising from reliance on the herein representation.

VG Life Sciences, Inc.

By: Paul Strickland

Name: Paul Strickland
Title: Director